UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2008
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#112 - 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (702) 588-5973

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Royal Mines And Minerals Corp. (the “Company”) entered into a Settlement Agreement dated effective November 15, 2008 (the “Settlement Agreement”) with Dr. William C. Tao as described in Item 5.02 of this Form 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On November 15, 2008, under the terms of the Settlement Agreement, the Company issued to STI Swiss Trade and Investment AG, a Swiss corporation 450,760 units of the Company at a price of $0.30 per unit with each unit consisting of one common share of the Company and one share purchase warrant. Each warrant is exercisable to purchase an additional common share at a price of $0.50 per share for a period of two (2) years from the date of issuance. The units were issued pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 15, 2008, Dr. William C. Tao resigned as the Chief Executive Officer, President, Secretary and as a member of the Board of Directors of the Company. Dr. Tao resigned to pursue other business opportunities. There was no disagreement between Dr. Tao and the Company regarding any matter relating to the Company’s operations, policies or practices. A copy of his letter of resignation is attached as an exhibit to this Form 8-K. A copy of this Form 8-K was provided to Dr. Tao.

In connection with Dr. Tao’s resignation, the Company entered into a Settlement Agreement with Dr. Tao, the principal terms of which are as follows:

1.

The Company will settle back wages and expenses owed to Dr. Tao totalling $135,228.00 by issuing units of the Company at a price of $0.30 per unit with each unit consisting of one common share of the Company and one share purchase warrant. Each warrant will be exercisable to purchase an additional common share at a price of $0.50 per share for a period of two (2) years from the date of issuance. The shares will be issued to STI Swiss Trade and Investment AG, a Swiss corporation.

2.

The Company has agreed that notwithstanding Dr. Tao’s resignation, his options to purchase up to 1,500,000 shares of the Company’s common stock at a price of $0.74 per share under the Company’s 2008 Stock Incentive Plan will be exercisable until January 31, 2010.

3.	The parties exchanged appropriate releases of any claims they may have against each other, including any claims relating to or arising from Dr. Tao’s employment as an executive of the Company.

4.	The parties agreed that Dr. Tao would not be restricted from engaging in business competitive with the Company.

5.

The Company acknowledged that Dr. Tao has the sole and exclusive right to use certain intellectual property related to the business of the Company developed and acquired by him prior to his employment with the Company or subsequent to the termination of Dr. Tao’s employment with the Company.

The complete text of the Settlement Agreement is attached as an exhibit to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Settlement Agreement and Mutual Release.

17.1	Resignation of Dr. William C. Tao as Director and Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: November 15, 2008
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer and Treasurer